UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, Suite 1700
New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

(212) 278-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2014, the Board of Directors of The OLB Group, Inc., approved the exchange of certain non-revenue generating assets in satisfaction of certain outstanding liabilities of the company to and loans from Mr. Yakov and other debt holders in satisfaction of debts.  These assets consist of domain names and software code, all of which have been fully amortized.  The transfer of these assets will not have any impact on the company’s current and future revenues. It would require additional capital investment in these assets to be able to generate revenues, of which there is no assurance.  The Company’s current lack of trading volume and low stock price does not allow the company to raise the necessary capital. The company believes that the relief from the debt is of greater benefit to the company and the stockholders than maintaining ownership of non-productive assets that are not generating revenue but may create expense. A full detailed report will be issued in the upcoming Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014	THE OLB GROUP, INC.

	By:	/s/ Ronny Yakov
President